SYNERGY TECHNOLOGIES CORPORATION
                       Suite 210, 214 - 11th Avenue SE
                               Calgary, Alberta
                                   T2G 0X8

June 25, 1999

Laxarco Holding Ltd.
Texas T Petroleum Ltd.

       Re: Option to Purchase Shares CPJ Technology

Dear Sirs:

       This letter agreement is being sent to you confirm and detail the agreement reached between Laxarco Holding Ltd., a corporation organized under the laws of the Republic of Cyprus ("Laxarco"), Synergy Technologies Corporation, a Colorado corporation ("Synergy") and Texas T Petroleum, Ltd, a Colorado corporation ("Texas T"). All undefined terms herein shall have the respective meanings ascribed thereto in the Share Exchange Agreement by and among Laxarco, Synergy and others dated May 5, 1998 and as amended June 25, 1999.

       In connection with the various agreements between the parties whereby Synergy and Texax T each own or each shall own fifty percent (50%) of the outstanding shares of common stock of Carbon Resources Limited ("Carbon"), which owns the patent rights to a technology the parties refer to as the CPJ Technology, the parties have discussed and agreed to grant to Laxarco an option to purchase the Technology upon the conditions set forth herein.

       Synergy and Texas T hereby agree that upon a decision by both Synergy and Texas T to abandon the Technology, Laxarco shall have the right to purchase the Technology (the "Option"). The Option shall be exercised, if at all, within three (3) days of Laxarco's receipt of notice from Synergy and Texas T of their intent to abandon the Technology. Such exercise shall occur by Laxarco informing Synergy in writing of its intent to purchase the Technology. The parties shall then have thirty (30) days to negotiate the terms and complete such sale, with the express understanding that the purchase price of the Technology shall not be less than the amount invested into the Technology up to that point in time.

       In the event that within thirty (30) days of Synergy's notice to abandon, the parties do not reach an agreement whereby Laxarco will purchase the Technology then this Option shall immediately expire and Synergy shall have the right to offer the Technology to other interested purchasers. However, the expiration of the Option will not preclude Laxarco from continuing to negotiate the purchase of the Technology on a non-exclusive basis.

       If the foregoing is agreeable, please so indicate by obtaining an officer's signature on the space provided below.


                       SYNERGY TECHNOLOGIES CORPORATION


                       By:/s/ JACQUELINE R. DANFORTH
                       ------------------------------------
                       Name: JACQUELINE R. DANFORTH
                       Title: Secretary/Treasurer; Director


AGREED AND ACCEPTED:

LAXARCO HOLDING LTD.


By:/s/ PANAYIOTA PIFANI
-----------------------
Name:
Title:


AGREED AND ACCEPTED:

TEXAS T PETROLEUM LTD.


By:/s/ GARETT GREENE
--------------------
Name: GARETT GREENE
Title: Director